CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 13, 2005, relating to the financial statements of MedCath Corporation, and management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of MedCath Corporation for the year ended September 30, 2005.
/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 6, 2006